UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2025

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 West Mendenhall, Suite 105 Bozeman, Montana	59715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 406-982-7276

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FICO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Fair Isaac Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on March 5, 2025. Of the 24,442,840 shares of common stock entitled to vote, 21,891,529 shares were present at the Annual Meeting in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the Board’s nominees for director were elected by the votes set forth in the table below:

Nominees	For	Against	Abstain	Broker Non-Votes
Braden R. Kelly	17,360,660	2,840,059	9,787	1,681,023
Fabiola R. Arredondo	19,035,157	1,166,798	8,551	1,681,023
William J. Lansing	20,078,469	122,268	9,769	1,681,023
Eva Manolis	19,036,392	1,165,514	8,600	1,681,023
Marc F. McMorris	19,969,528	230,498	10,480	1,681,023
Joanna Rees	18,388,596	1,813,258	8,652	1,681,023
David A. Rey	19,073,340	1,126,992	10,174	1,681,023
H. Tayloe Stansbury	20,125,355	75,857	9,294	1,681,023

Item No. 2: The stockholders approved, on an advisory (non-binding) basis, the resolution relating to the Company’s named executive officer compensation by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
16,843,647	2,679,108	687,751	1,681,023

Item No. 3: The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2025 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
20,874,302	1,008,953	8,274

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Corporate Secretary

Date: March 6, 2025